Exhibit 99.1

Poster No. C25	Fluticasone furoate (FF), a novel once-daily inhaled corticosteroid (ICS), demonstrates efficacy in asthma

A Woodcock,(1) ED Bateman,(2) WW Busse,(3) ER Bleecker,(4) J Lötvall,(5) NG Snowise,(6) R Forth,(7) L Jacques,(6) L Frith,(6) B Haumann(6)

(1)School of Translational Medicine, Manchester Academic Health Science Centre, University of Manchester, Manchester, UK; (2)Department of Medicine, University of Cape Town, Cape Town, South Africa; (3)Department of Medicine, University of Wisconsin, Madison, WI, USA; (4)Center for Genomics and Personalized Medicine, Wake Forest University Health Sciences, Winston-Salem, NC, USA; (5)Krefting Research Centre, University of Gothenburg, Gothenburg, Sweden; (6)Respiratory Medicines Development Centre, GlaxoSmithKline, Uxbridge, UK; (7)Respiratory Medicines Development Center, GlaxoSmithKline, RTP, NC, USA

INTRODUCTION

•                  ICSs are effective controller medications for asthma,(1),(2) typically dosed twice daily.

•                  Once-daily dosing can improve adherence to therapy versus twice-daily dosing(3) and therefore may improve outcomes in patients with uncontrolled asthma.(4),(5)

•                  FF is a novel ICS still active at 24h being developed for use as a monotherapy for asthma and in combination with a once-daily long-acting beta2 agonist (LABA), vilanterol trifenatate (VI, GW642444M), for asthma and COPD.

OBJECTIVES

•                  To compare efficacy/safety of FF 200mcg once daily with FF 100mcg twice daily in patients with asthma (aged >12 years), uncontrolled on a short-acting beta2 agonist (SABA) with or without a non-corticosteroid controller.

•                  Assess for non-inferiority of pre-dose FEV1 of FF 200mcg once daily versus FF 100mcg twice daily.

METHODS

•                  Phase 2b, multicenter, randomized, placebo-controlled, three-way crossover study.

•                  Eligible patients had persistent asthma,(2) FEV1 40–85% predicted normal value, FEV1 reversibility of >12% and >200mL following albuterol, had not taken any ICS within 8 weeks of Visit 1 and were using a permitted non-corticosteroid controller and/or a SABA for >3 months preceding Visit 1.

•                  Patients were randomly assigned 7:2 to either one of six sequences containing FF or one of six sequences containing fluticasone propionate (FP) (included for assay sensitivity) – Figure 1 shows the overall study design.

•                  FF and FP 200mcg were administered once daily PM (placebo given AM) and FF and FP 100mcg twice daily AM and PM.

•                  FF was given via a novel single-step activation dry powder inhaler and FP via DISKUS™.

Figure 1. Overall study design.

Efficacy and safety measures

•                  Primary endpoint: pre-dose, pre-rescue bronchodilator FEV1 on the evening of Day 28 of the treatment period and analyzed using mixed effects analysis of covariance (ANCOVA) with fixed effects of treatment, period, sex and age.  Subject was fitted as a random effect and the period baseline measurement was included as part of a bivariate response.

•                  Safety assessments: adverse events (AEs; defined using the MedDRA dictionary, Version 11), laboratory tests (biochemistry, hematologic and urinalysis), vital signs and oropharyngeal examination, and change in 24h urinary cortisol (UC) excretion between baseline and the end of each 28-day treatment period.

RESULTS

•                  One hundred and ninety patients randomized: 147 to FF sequence and 43 to FP sequence.

•                  Thirteen patients treated with FF and two treated with FP did not complete the study; of these, five treated with FF and one with FP withdrew due to lack of efficacy.

•                  Table 1 shows demographic and baseline clinical characteristics in the intent-to-treat (ITT) population.

Table 1. Demographic and baseline clinical characteristics (ITT population).

	FF sequences	FP sequences	Total
	(n=147)	(n=43)	(n=190)
Age (years)	31.4 (15.30)	35.2 (16.03)	32.3 (15.51)
Range	12–68	12–76	12–76
Females, n (%)	87 (59)	21 (49)	108 (57)
Race (%)
White	90 (61)	22 (51)	112 (59)
African American/African	50 (34)	20 (47)	70 (37)
Other	7 (5)	1 (2)	8 (4)
History of atopy, n (%)	93 (63)	27 (63)	120 (63)
Lung function at screening
Percent predicted FEV1 (%)	69.56 (9.878)	65.82 (10.450)	68.71 (10.105)
Reversibility of FEV1 (%)	27.20 (13.667)	27.52 (16.449)	27.27 (14.298)

Values are mean (SD), unless stated otherwise.

Efficacy

•                  Pre-dose FEV1 at Day 28 in the ITT population increased significantly from baseline compared with placebo in the four active treatment groups (Figure 2).

•                  FF 200mcg once daily was not inferior to FF 100mcg twice daily; the mean difference in FEV1 change from baseline between the FF 200mcg once-daily and FF 100mcg twice-daily dosage regimens was 11mL for the ITT population (Figure 2) and 0mL for the per-protocol population (defined as patients with at least one treatment period without a deviation).

•                  The results of the comparative FP regimens demonstrated that the study had assay sensitivity to differentiate between once-daily and twice-daily dosing.

Figure 2. Adjusted† treatment differences in pre-dose FEV1 at Day 28 (ITT population).

Safety

•                 All FF and FP regimens were well tolerated with incidence of AEs similar to placebo (Table 2).

•                 Three drug-related AEs: headache and dry throat (FF 100mcg twice daily), tachycardia (FP 200mcg once-daily) .

•                 No serious AEs reported; no AEs led to study withdrawal.

•                 Asthma exacerbations occurred in five (3%) patients on placebo and one (<1%) patient on FF 200mcg once daily; none required hospitalization.

Table 2. AEs reported during treatment by at least 1% of patients (ITT population).

Number of patients	Placebo	FF 200mcg	FF 100mcg	FP 200mcg	FP 100mcg
reporting event, n (%)	(n=187)	OD (n=140)	BD (n=142)	OD (n=42)	BD (n=43)
Any on-treatment AE	26 (14)	22 (16)	26 (18)	2 (5)	3 (7)
URTI	2 (1)	7 (5)	7 (5)	0	0
Sinusitis	1 (<1)	1 (<1)	2 (1)	0	0
Pharyngitis	2 (1)	1 (<1)	0	0	0
Cellulitis	2 (1)	0	0	0	0
Tooth infection	0	2 (1)	0	0	0
Cough	0	0	2 (1)	0	0
Headache	2 (1)	2 (1)	0	0	0
Tension headache	0	2 (1)	0	0	0
Any drug-related AE	0	0	2 (1)	1 (2)	0

URTI = upper respiratory tract infection

•                  Twenty-four-hour UC excretion at Day 28 was significantly lower in the two FF groups (but not FP groups) versus placebo (Figure 3).

•                  There were no clinically important changes in any laboratory test or vital signs during any treatment period.

Figure 3. Adjusted treatment ratios for 24-h UC excretion at Day 28 (UC population; n=170 patients).

CONCLUSIONS

•                 For the same total daily dose, FF 200mcg once daily in the evening is non-inferior to FF 100mcg twice daily.

•                 Four weeks’ treatment with FF given as a 200mcg once-daily dose has superior efficacy and similar tolerability to placebo in patients with asthma.

•                 Although a reduction in UC excretion with FF was observed in this study, other studies with FF have not shown a similar effect on UC at the same FF doses (see poster number C24).

•                 Data support the use of FF as a once-daily treatment in asthma.

REFERENCES

(1)          GINA. Global Strategy for Asthma Management and Prevention - updated 2009. www.ginasthma.org.

(2)          NIH. Expert Panel Report 3: Guidelines for the Diagnosis and Management of Asthma. Full Report 2007. NIH Publication No. 07-4051. http://www.nhlbi.nih.gov.

(3)          Price D, et al. BMC Pulm Med 2010;10:1.

(4)          Smith LA, et al. Pediatrics 2008;122:760–9.

(5)          Stanford RH, et al. J Asthma 2010;47:257–62.

ACKNOWLEDGMENTS

•                  This study was sponsored by GlaxoSmithKline (ClinicalTrials.gov: NCT00766090; protocol number FFA112202).

•                  The lead author, Ashley Woodcock, has served as consultant to Almirall, AstraZeneca, Chiesi, GlaxoSmithKline, Merck Sharpe and Dohme, Novartis and Schering Plough; and has received research grants and travel expenses for attendance at ATS and ERS meetings from GlaxoSmithKline.

•                  Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by Lisa Moore at Gardiner-Caldwell Communications and was funded by GlaxoSmithKline.

Presented at the Annual Conference of the American Thoracic Society (ATS), Denver, Colorado, USA, May 13–18, 2011